EXHIBIT 10

BUFFALO WILD WINGS

Retail Center Lease

THIS LEASE has been made and entered into as of June 30, 2008, by and between PORT BUILDERS, INC., a Michigan corporation, and WALTER SPARLING and MARY L. SPARLING (hereinafter collectively referred to as “Landlord”), and AMC PORT HURON, INC., a Michigan corporation, d/b/a Buffalo Wild Wings (hereinafter referred to as "Tenant").

WITNESSETH:

In consideration of the mutual undertakings herein contained, and intending to be legally bound, Landlord and Tenant agree as follows:

ARTICLE 1

Definitions

1.1

Definitions.  When used in this Lease, the following defined terms shall carry the definitions which follow them, unless the context clearly indicates to the contrary:

(a)

"Common Areas" means the portions of the Project available for common use by all tenants and their invitees, and not intended to be leased, such as parking areas and sidewalks, but excluding detention/retention areas, roofs, buildings, or areas serving, or for the sole benefit of any singular tenant.

(b)

"Lease Year" means the 12-month period beginning on February 1 of each year and ending on the following January 31.

(c)

"Operating Costs," also commonly referred to as Common Area Maintenance (“CAM”), means the reasonable costs of owning, operating, managing, administering, maintaining, repairing, the Common Areas as is customary in like properties, except the following costs: (1) Landlord's repair obligations pursuant to Section 7.2 below and the cost of any Landlord's Work (as defined in Section 5.1 below); (2) Landlord's financing costs and payments; (3) Landlord's income taxes, single business and gross receipts taxes; (4) the cost of any capital improvements, except if such improvements would reduce any other cost included within Operating Costs and are less than One Thousand ($1,000.00) Dollars; (5) taxes other than Tenant’s pro-rata share of taxes as defined in paragraph [h]; (6) insurance deductibles over One Thousand ($1,000.00) Dollars; (7) Administrative Fees in excess of ten (10%) percent on permitted operating costs; (8) administrative fees which include taxes and payroll of Landlord’s employee[s] or retirement benefits; (9) any expenditure for benefit of a singular tenant; (10) alterations and/or improvements to roofs or buildings or their structural components of the Project including, without limitation, replacement of pylon or monument signs, lighting, curbs, gutters; (11) replacement of base course of parking lots and areas; and (12) any charges for employees of Landlord unless based on hours devoted solely to operating the Common Areas.  Parking lots lights shall be maintained at full illumination at the western end of the property for the safety and security of Buffalo Wild Wings guests and employees during all Buffalo Wild Wings hours, at no additional cost to the Tenant.

(d)

"Premises" means that space in the Project shown outlined and cross thatched in red on Exhibit A attached hereto and containing approximately 6,500 square feet and the outdoor seating area, and being part of a 35,060 square foot building in Birch Grove Plaza, 4355 24th Avenue, Suite 1, Fort Gratiot, Michigan.  Landlord’s estimate of the square feet (excluding the outdoor seating area) is based on the dimensioned layout of the Premises attached as Exhibit A-1 hereto.  On or before Landlord delivers possession to Tenant, Landlord shall measure and report to Tenant the actual dimensions and square footage of the Premises in accordance with the BOMA Standard of Measurement.  If the square footage (excluding the outdoor seating area) varies by more than ten (10) feet from 6,500 square feet, then either party may require the other to enter into an amendment to this Lease adjusting Tenant's Pro Rata Share and Base Rent to reflect the actual square footage of the Premises.

(e)

"Project" means the Property with the improvements and installations located or to be located thereon in the Township of Fort Gratiot commonly known as the Birch Grove Plaza, 4355 24th Avenue, Fort Gratiot, Michigan, as the same may be modified, altered, expanded or reduced as permitted herein.  There shall be no exclusion from any tenant being part of the Project Area and all tenants shall pay their proportionate share of Common Area Maintenance, insurance, and taxes, unless they have a separate pad and Tax Identification number, and are taxed separately and perform their own maintenance.  To the extent other portions of the Project are subsequently constructed and enlarged, Tenant’s proportionate share of CAM charges shall be reduced.

(f)

"Property" means the real estate described on Exhibit B hereto.

(g)

"Rent" means Base Rent, Additional Rent and all other amounts or charges payable by Tenant under any provision of this Lease, all of which shall be deemed payable by Tenant in consideration of the demise of the Premises.

(h)

"Taxes" means the ad valorem real estate taxes levied or billed by any governmental unit during the Lease Term in respect of the Project or the Premises, or both, or any part thereof.  In the case of special assessments, only those assessed subsequent to the commencement of this Lease shall be included in the definition of “Taxes.”  If special assessments which are assessed subsequent to the commencement of the Lease are payable in installments, then only the current installment of the assessment shall be included in the taxes for any calendar year.  Taxes shall include any governmental charge levied in lieu of all or any part of the ad valorem taxes and shall not include capital charges, paybacks; or special assessments existing prior to the Lease Commencement Date, nor shall it include single business, income, inheritance, or transfer taxes.  Tenant may, at its sole cost and expense, contest Taxes with the assessing governmental authority.

(i)

"Tenant's Pro-Rata Share" means the pro-rata share of the Project for purposes of pro-rata share of Common Area and taxes and insurance.  Tenant’s pro-rata share has been computed based upon the total square feet of gross leaseable area in the leased premises bears to the total number of square feet of gross leaseable floor area in the Project as may be determined from time-to-time.  For purposes of this paragraph, Tenant’s pro-rata share shall never exceed eighteen and one-half (18.5%) percent.  Tenant’s pro-rata share of taxes at time of execution of this Lease is $1.30 per square foot per annum, and approximately $.15 per square foot per annum for insurance.

(j)

“Zoning” means that the Premises on the Property are currently zoned and allow the use and services to be provided by Tenant with parking sufficient to satisfy the Ordinances of the County of St. Clair and the Township of Fort Gratiot, including the exclusive use of an outside patio for the sale of food and alcoholic beverages.

1.2

Gender; Singular and Plural.  Whenever in this Lease words, including pronouns, are used in the masculine, they shall be read in the feminine or neuter whenever they would so apply and vice versa, and words in this Lease that are singular shall be read as plural whenever the latter would so apply and vice versa.

ARTICLE 2

Demise of Premises; Possession

2.1

Demise of Premises; Term.

(a)

Landlord leases the Premises to Tenant, and Tenant hires the Premises from Landlord, on the terms and subject to the conditions contained herein, for a term of ten (10) years, beginning one hundred eighty (180) days after the removal of any contingencies and Tenant’s acceptance of the Premises after possession is delivered to Tenant with prior written notification that Landlord’s work is one hundred (100%) percent completed for purposes of commencing Tenant buildout, or when Tenant opens its doors for business, whichever is earlier (the "Commencement Date"), and ending one hundred twenty (120) months later (the "Termination Date"), unless sooner terminated as provided herein (the "Term").  Tenant shall have the option of extending this Lease for three (3) additional five (5) year terms, under the same terms and conditions herein, except the rental rate, conditioned upon Tenant providing Landlord written notice one hundred eighty (180) days prior to the Termination Date of the initial and each subsequent Lease Term.

(b)

Landlord reserves, upon prior notice to Tenant, the right to repair and replace pipes, ductwork, wires and the like through the Premises as necessary upon prior notice.  Landlord shall use all reasonable efforts to make all such installations and perform all work related thereto so as to minimize any unreasonable interference with or interruption of the business operations of Tenant as provided herein.

2.2

Use of Premises.

(a)

Tenant shall use and occupy the Premises for the purposes of a Buffalo Wild Wing’s Restaurant, and for no other purpose without Landlord's prior written consent (which shall not be unreasonably withheld by Landlord).  Tenant shall have the exclusive right to: (i) operate a sports themed restaurant; and (ii) operate a restaurant and/or bar that primarily serves chicken wings with two or more sauces as a dominant menu item over other menu items.

(b)

Tenant shall not use the Premises, or permit the Premises to be used, in a manner that constitutes a violation of any applicable law, order, ordinance, or regulation nor shall Tenant commit any waste in the Premises, or permit anything to be done on the Premises that creates a nuisance.

(c)

Landlord agrees: (i) that Tenant’s exclusive use includes the use of an outside patio providing full service sale of alcoholic beverages and food; (ii) that the sale of alcoholic beverages is permissible; (iii) that the sound and video systems to be used by Tenant on the interior of the premises are not violative of the use of Tenant and will not unreasonably disrupt other tenants; and (iv) Tenant may install four (4) small satellite dishes placed upon the roof of the premises in inconspicuous locations or such number as complies with the current Buffalo Wild Wings Franchisor requirements.  Tenant will warrant all roof penetrations.  The standard of Tenant’s operations shall be the standard provided by the Franchisor for operation of a typical Buffalo Wild Wings restaurant in compliance with the Tenant’s Franchise requirements as such is in effect from time-to-time.

(d)

Landlord also agrees to the following Tenant requirements:

(i)

Tenant shall have the right to incorporate the standard Buffalo Wild Wings Gen. 4.1 Trade Dress to the exterior of the Premises with associated signage and awnings and the right to make future Trade Dress and interior alterations as required by Tenant’s Franchisor.  Landlord will cooperate to obtain all approvals from the Township of Fort Gratiot.

(ii)

The Landlord will provide adequate parking and handicap spaces as shown on the site plan (projected total spaces: 125).  All parking is open, but restricted to Project tenants, employees and customers. Landlord will provide four (4) carry-out reserved parking spaces in front of Tenant’s space to serve Tenant’s customers.  The cross-hatched parking, as shown on the proposed site plan, shall be identified as a “No Build Zone.”

(iii)

Landlord shall provide Tenant with a staging area for two (2) eight (8) yard dumpsters for the exclusive use of the restaurant.

(iv)

Landlord shall permit Tenant to install a grease rendering container as may be required for restaurant use.  (Tenant to provide Grease Trap.)

(v)

Landlord shall permit Tenant exclusive use of an outdoor patio area depicted in the site plan for a seating area and bar area (as permitted by local laws and regulations) for full-service food,

beverage service, including alcoholic beverage service.

(vi)

Parking lots lights shall be maintained at full illumination at the western end of the property for the safety and security of Buffalo Wild Wings guests and employees during all Buffalo Wild Wings hours, at no additional cost to the Tenant.

(vii)

Tenant shall have the top panel of the pylon sign.

(e)

This Lease is contingent upon: (i) Building plans being approved by the Township of Fort Gratiot; and (ii) Tenant obtaining a State Liquor License and all governmental approvals for a full bar, i.e. beer, wine and liquor license, with permits allowing Tenant to serve food, beverages, and alcoholic beverages on the patio; and (iii) Landlord’s and Tenant’s Franchisor’s approval of all plans within one hundred eighty (180) days from the date of execution of the Lease by Landlord and Tenant.  Landlord represents that there are no building and use restrictions, easements and reciprocal easements affecting the property, and there is currently no mortgage encumbering the Shopping Center.

In the event that any of these contingencies are not satisfied to the satisfaction of Tenant, then Tenant, in its discretion, may terminate this Lease upon written notice to Landlord.

It is recognized that the contingencies are for the sole benefit of the Tenant and may be waived, in writing, by Tenant.

Landlord shall grant Tenant one hundred eighty (180) days from the full execution of the Lease for the contingencies outlined.  Tenant agrees to apply for liquor license within thirty (30) days of the fully-executed Lease.  This one hundred eighty (180) days shall be the timeframe prior to and not to include the Tenant’s or Landlord’s construction time.

2.3

Possession.

(a)

Landlord shall deliver possession of the Premises to Tenant, for purposes of commencing the Tenant buildout, by June 26, 2009.  If possession of the Premises shall for any reason not be delivered to Tenant on or before June 26, 2009, this Lease shall continue in full force and effect, and for every day from June 26, 2009 to September 26, 2009 that Landlord does not deliver possession, Tenant shall receive one-half (1/2) day free rent from the Commencement Date forward.  If Landlord does not deliver possession on or before September 26, 2009, Tenant shall have the right to terminate this Lease.  Landlord shall reimburse Tenant for all out-of-pocket costs and expenses, including all architectural plans, permits, licenses, and attorney fees, up to Twenty Thousand and 00/100 ($20,000.00) Dollars, plus the cost of the Liquor License and the attorney fees incurred in its procurement.  Upon payment to Tenant there shall be transferred to Landlord the Liquor License and this Lease shall be null and void.  If Tenant shall take possession of any part of the Premises before the Commencement Date to expedite Tenant’s Work upon written agreement with Landlord, such possession shall be governed by the provisions of this Lease, except that Tenant shall not pay Landlord rent or other charges except for electricity consumed at the Premises.  Neither the Term nor any other provision of this Lease shall be affected by Tenant's

prior occupancy, which shall occur only with the written permission of the Landlord.   Further, there shall be added for each day of delay in providing possession an additional day to the term and all rights of Tenant under the Lease shall be correspondingly extended.  If Tenant is given possession to commence work of any kind, such shall not be deemed that the Tenant has taken possession of the Premises for the purposes of this Lease.

(b)

Tenant's obligation to pay Rent shall commence on the Commencement Date provided Landlord’s Work is one hundred (100%) percent completed at time of delivery of the Premises.

2.4

Condition of Premises; Representations.  Except as Landlord and Tenant may otherwise agree in writing, Tenant's acceptance of possession shall constitute that Tenant has inspected the Premises and found them to be satisfactory at the time of entry.  Landlord shall be responsible, however, for all latent defects to the Premises and structures, and for conditions which are not apparent on date of delivery.  Landlord shall be obligated to correct any punchlist items that are due to the fault of Landlord’s Work as provided in Section 5.1(a).

The Landlord warrants and guarantees that the Premises will be delivered in the condition required and is responsible for any latent defects so that Tenant may have quiet enjoyment of the property and the exclusive use and occupancy as provided herein.  The Landlord represents that Landlord’s Work on the Premises will meet all applicable building codes, ordinances, laws, statutes, regulations, and requirements, including the Americans With Disabilities Act.

2.5

Quiet Enjoyment.  Landlord covenants, represents, and agrees with Tenant that upon Tenant's paying the Rent and observing and performing the terms, covenants and conditions to be performed and observed, Tenant may peaceably and quietly enjoy the Premises hereby leased as provided herein for the exclusive use(s) of Tenant which are provided and allowed under the current zoning and restrictive covenants and that parking is sufficient for such uses.  Further, Landlord represents that Tenant’s exclusive use does not violate any existing Lease, nor does any existing Tenant’s Lease violate Tenant’s exclusive use, and Landlord shall enforce the exclusive rights of Tenant under its Lease against all others, at Landlord’s cost and expense, during the use and occupancy by Tenant including, if necessary, obtaining injunctive relief.

ARTICLE 3

Rent and Other Charges

3.1

Base Rent.

(a)

Tenant shall pay to Landlord, for the first ten (10) years, as follows:

Years 1 through 10:

$78,000.00 year  /  $6,500.00 month

(the "Base Rent").  The Base Rent shall be payable in twelve (12) equal monthly installments, commencing on the Commencement Date or when Tenant opens for business, whichever is sooner, unless Section 2.3 above has become applicable.

(b)

Each monthly installment of Base Rent shall be payable in advance on or before the first day of each calendar month during the Term at such place as the Landlord shall from time to time designate.  If this Lease commences other than on the first day of a calendar month, monthly installments of Base Rent for the first and last months of the Term shall be prorated.

(c)

If Tenant exercises its options to extend this Lease, the Base Rent shall be as follows:

Option 1

Years 11 through 15:

$84,500.00 year  /  $7,041.67 month

Option 2

Years 16 through 20:

$91,000.00 year  /  $7,583.33 month

Option 3

Years 21 through 25:

$97,500.00 year  /  $8,125.00 month

3.2

Taxes and Operating Costs.

(a)

As Additional Rent, Tenant shall pay to Landlord Tenant's Pro Rata Share of Operating Costs incurred and Taxes levied or billed during the Term.  Tenant’s Operating Costs shall not exceed $.40 per square foot for the First Lease Year(s).  The Operating Costs (excluding taxes, insurance, and snow removal expenses) shall not increase by more than three (3%) percent annually during each successive Lease Year from the Initial Lease Year, excluding taxes, insurance, and snow removal.  Landlord will provide Tenant with a projected operating cost budget and list of services within thirty (30) days of Lease execution by both parties.

(b)

Upon the Commencement Date, and on the first day of each succeeding calendar month during the Term, Tenant shall pay to Landlord an amount estimated by Landlord to be 1/12th of Tenant's Pro-Rata Share of Operating Costs, Taxes, and Insurance for the current calendar year.  Landlord shall notify Tenant of its estimate by written notice.  Landlord may adjust such amount at any time by thirty (30) days prior written notice on the basis of Landlord's experience and reasonably anticipated costs.  If the Commencement Date shall not be the first day of a calendar month, monthly installments of such estimates shall be prorated for the first and last months of the Term.

(c)

On or before March 31 in each calendar year, Landlord shall furnish Tenant with a statement showing a detailed breakdown of all: (i) Operating Costs, Taxes, and Insurance paid, (ii) the amount of Tenant's pro-rata share thereof, and (iii) the aggregate monthly payments made by Tenant toward Tenant's pro-rata share thereof, all for the year just past.  If Tenant's aggregate monthly payments toward Operating Costs, Taxes, and Insurance for that year are greater than Tenant's pro-rata share of them, Tenant shall receive a credit for the excess against those monthly estimated Operating Costs, Tax and Insurance payments next becoming due to Landlord; if said payments are less than said pro-rata share, Tenant shall pay Landlord the difference upon thirty (30) days prior written notice.

(d)

Landlord shall make its records relating to Operating Costs, Taxes and Insurance for the immediately preceding year available for Tenant's inspection within ten (10) days after receiving a written request therefore from Tenant.  Tenant shall have the right to have an independent CPA examine the books and records and, if there is a discrepancy of more than three (3%) percent, then Landlord shall pay any excess funds due Tenant within twenty (20) days of receipt of such audit result, and the cost of the audit.

(e)

Tenant shall pay, before any penalty or interest attaches, all personal property taxes levied or assessed against Tenant's personal property and shall, upon request, furnish to Landlord evidence of such payment.

(f)

Final CAM Budget and List of Services to be provided by Landlord to Tenant at least thirty (30) days prior to Commencement Date.

3.3

Utilities.  Landlord shall bring all utilities to the premises and pay all extension charges, and provide separate meters at its sole cost and expense.  Tenant shall be responsible for all utilities consumed in the Leased Premises.  The Landlord will provide the required electrical services set forth in Article 5 and Exhibit C.  Utility services provided by Landlord shall include water (minimum 2” line), sanitary sewer (minimum 4” line), electric and telephone.  Landlord shall also provide any required utility meters for the Leased Premises.  Tenant acknowledges that there is a meter rental fee included in the water bills.  Tenant shall connect to such utilities, at its expense, in the form of interior tap or connection fees only.  Tenant shall pay for all water, sewer, gas, heat, light, power, janitorial services, garbage disposal, communication service, telephone service and other public utilities furnished to the Premises from and after the Commencement Date.  If Landlord provides utility services, utility payments shall be deemed Additional Rent under this Lease, and shall be at competing rates and charges.  If Landlord is the provider of such utilities to the Premises, Landlord shall only be liable for interruption of utility service that it may furnish due to its negligence, acts, or omissions or those of its servants, agents or contractors.

3.4

Interest on Rent.  Rent which is not paid within ten (10) days of written notice shall bear interest from the date due until paid at a rate equal to six (6%) percent per annum.  The payment of such interest shall not excuse or cure any default by Tenant under this Lease.  A late charge may be imposed by Landlord for any rental payment of the Base Rent received after the twentieth (20th) month in the amount of Fifty ($50.00) Dollars.

ARTICLE 4

Use of Common Areas

4.1

Use of Common Areas.  Landlord hereby grants to Tenant the nonexclusive right to use the Common Areas for the purposes for which they were designed, subject to the following conditions:

(a)

Common Areas shall be for the use of the tenants of the Project, their invitees, and guests.

(b)

Tenant shall make no use of the Common Areas except as provided herein.

(c)

The Common Areas shall be operated by a Landlord in a manner that does not interfere with Tenant’s use and quiet enjoyment or ingress/egress to the Premises, or the parking provided for on the Site Plan designated for Tenant, including reserved parking, or its visibility.

(d)

Landlord shall be responsible to operate the Common Area in accordance with a first-class development consistent therewith.  Any rules and regulations must be reasonable and non-discriminatory and not change the obligations or duties of Tenant under the Lease.  Landlord shall not change the use of the Common Areas in a manner that is contrary to the Site Plan or alter buildings which would affect the position of Tenant’s Premises or its visibility, egress, ingress, or parking.  In no event shall Landlord cause changes to the Common Area which would affect or alter Tenant’s business or its outdoor seating and patio use or reserved parking.

(e)

Landlord shall not use the side or rear walls of the premises or roof in a manner that diminishes the aesthetics of the premises or Tenant’s use of such premises.  In no event shall the obligations of Tenant be increased due to alterations that take place subsequent to the removal of the contingency clause in this Lease.

4.2

Maintenance and Control.  Landlord shall maintain, operate and control the Common Areas, which constitute “Operating Costs” as referenced herein.  Landlord shall operate the Common Area in accordance with a first-class development consistent therewith as set forth in 4.1.

ARTICLE 5

Preparation of the Premises

5.1

Landlord's Work and Tenant's Work.

(a)

In preparing the Premises for Tenant's occupancy, Landlord shall, at Landlord's expense, perform the work as required in Paragraph 5.1(c) and Exhibit C (hereinafter sometimes referred to as "Landlord's Work").  All Landlord's Work shall be fully inspected by Tenant.  Landlord shall be responsible for any defects in its original construction or latent defects which cannot be determined by Tenant.  Tenant shall provide a punchlist of any defects it is aware of after possession is given to Landlord which are to be corrected by Landlord.  All warranties, guarantees given to Landlord for construction of the Premises and buildings and improvements shall be provided to Tenant as a third-party beneficiary or enforced by Landlord at the request of Tenant.  Landlord’s Work must be in conformity with Tenant’s required work plan and specifications, including those for utilities and in compliance with all applicable statutes, codes/ordinances, regulations, and agreed tenant requirements.

(i)

Landlord’s Obligations.  Landlord shall be responsible to permit and construct the Building shell in accordance with Michigan Building

Code and the engineered and permitted plans submitted to the Township of Fort Gratiot.  The Landlord shall construct and deliver the Building and Leased Premises with a “Standard Interior Finish” plus any negotiated “Tenant Construction” (if applicable) to the Tenant within one hundred twenty (120) days from the receipt of a Building Permit from the Township of Fort Gratiot.  In conjunction with the construction of the Building, Landlord shall be responsible for the payment of all building construction permit fees, County/Township impact fees, and water and sewer capacity fees (for standard commercial retail use) associated with Landlord’s construction obligations.

(ii)

Standard Interior Finish.  Pursuant to Tenant’s construction exhibit, the Standard Interior Finish will include drywall taped to firewalls, rough-in HVAC to be appropriately sized for the configuration of the space, which shall not exceed forty-five (45) tons for Premises, concrete floor, standard sprinkler layout, window/door storefront package (per plan), three phase 1,000 amp electrical service (Standard for Premises) and standard utility connections (electric, water, natural gas and sewer).  Landlord will provide plans and specs for Standard Interior Finish work to Tenant.  Landlord agrees to make additional improvements to the Premises, including the following: Landlord shall provide a cable service connection to the Premises.  Landlord represents that there are no restaurant impact fees associated with water and sewer capacity fees for a sit-down restaurant in the Township and if such are imposed, it shall pay same.

(iii)

Building Improvements.  Landlord agrees to contribute, at Landlord cost, the following improvements:

(a)

Change the exterior elevations to suit Tenant’s drawings, subject to Landlord and Tenant’s mutual approval.

(b)

Demolish entire interior of building pursuant to Tenant’s plans.

(c)

Modify the exterior front parking area to accommodate Tenant’s exterior patio area.  Landlord to pay for cost of patio construction of the slab pursuant to Tenant’s Plans.  Landlord to pay for the access patio doors selected by Tenant up to Four Thousand ($4,000.00) Dollars.  Tenant to pay for any railing.

(d)

Sealcoat and re-stripe the entire parking lot.

(b)

Other than Landlord's Work, alterations, improvements, additions, physical changes or other work necessary or desirable to place the Premises in a condition suitable for Tenant's business purposes ("Tenant's Work") shall be performed in a good and workmanlike manner by or for Tenant at Tenant's sole cost and expense.  All construction shall be substantially performed in accordance with the approved plans, unless Landlord otherwise consents in writing.  Tenant shall be responsible for obtaining any approvals, permits, variances, exceptions, etc., that may be necessary herein and from Township of Fort Gratiot and/or any other applicable governmental entity, but only for Tenant’s Work and except as set forth in Exhibit C.  Further, any delay in approval of Tenant’s plans by Landlord shall extend all dates and requirements of Tenant.  Tenant shall hire a registered architect to prepare plans for permitting the interior construction and buildout with the Township of Fort Gratiot Building Department, all subject to the reasonable approval of the Landlord prior to the commencement of any Tenant Improvements which shall not be unreasonably withheld or delayed.

(c)

Except as provided in Exhibit C and this Section 5.1, Tenant shall, at Tenant's expense, procure permits and licenses and make all contracts necessary for the construction of Tenant's Work by contractors of its choice.  Tenant's Work shall fully conform to all applicable statutes, ordinances, regulations and codes.  Prior to commencing any work, Tenant shall require its contractors and subcontractors to furnish Landlord and Tenant with evidence of insurance coverage for injury to persons and property and Worker’s Compensation.

5.2

Special Provisions Applicable to Tenant's Work.  Tenant shall be responsible for removal from the Premises and the Project of all trash, rubbish and surplus materials resulting from any work being performed in the Premises.

5.3

Lien Waivers.  Tenant shall notify Landlord upon completion of Tenant's Work in accordance with the plans.  Simultaneously with such written notice, Tenant shall furnish Landlord with a detailed breakdown of the cost of Tenant's Work, proper sworn statements and lien waivers from all persons performing work on or supplying materials to the Premises, and a certificate of occupancy issued by the appropriate governmental authority.

5.4

Covenant Against Liens.  Tenant shall not do any act which will in any way encumber the title of Landlord in and to the Premises, nor shall the interest or estate of Landlord in the Premises be in any way subject to any claim by virtue of any act or omission of Tenant except as provided herein.  Any claim to a lien upon the Premises arising from any act or omission of Tenant shall be valid only against Tenant and shall in all respects be subordinate to the title and rights of Landlord, and any person claiming through Landlord, in and to the Premises.  Tenant shall remove any lien or encumbrance on its interest in the Premises within thirty (30) days after it has arisen; provided, however, that Tenant may in good faith contest any such item if it notifies Landlord in writing thereof and posts a bond or other security with Landlord, the title company, or a court of competent jurisdiction.

ARTICLE 6

Alterations

6.1

Alterations by Tenant.

(a)

Except as permitted by Article 5 or required by Section 7.1, Tenant shall not, without the prior written consent of Landlord (which will not be unreasonably withheld or delayed), make any alterations, improvements, additions or physical changes (hereinafter referred to as "alterations") to the Premises.  Tenant shall provide Landlord with such plans and specifications as are to be undertaken.  Changes which are required by Tenant’s Franchisor during the Lease Term or Extended Lease Term shall be allowed without Landlord’s prior written consent, including exterior changes to signage or dress.

(b)

Unless Landlord otherwise provides in writing, no alterations made or installed by Tenant (except moveable furniture, equipment and trade fixtures) shall be removed by Tenant from the Premises at the termination of this Lease.  Instead, all such leasehold improvements shall, when installed and permanently attached to the freehold, become and remain the property of Landlord.  Notwithstanding the aforegoing, it is explicitly understood and agreed that all fixtures, equipment, walk-in coolers, refrigerators, bars, booths, range hoods, make-up air; ovens, electrical fixtures, equipment, audio, video systems, storage and display cases, furniture, shelves and racks, business equipment, telephone and communication systems; storage and display cases including, without limitation, silencing, refrigeration, lighting, telephone and other communication systems, fixtures and outlets, partitions, railings, gates, interior doors, vaults, paneling, molding, , flooring and floor covering, may be removed by Tenant and are not and will not be part of the Property and may be removed.  Tenant may obtain financing on its fixtures and equipment described herein.  Landlord and Landlord’s lender shall not have any lien or interest in such fixtures and equipment of Tenant.  Landlord’s lender shall subordinate any such first mortgage lien to Tenant’s lender.  Tenant shall have the right to place a mortgage as security interest solely on its fixtures and equipment.  Landlord agrees that it and any lender of Landlord, if it should finance the Shopping Center, shall subordinate any lien or interest in the Tenant’s fixtures and equipment to such financing by Tenant.

(c)

Approved Tenant alterations shall be subject to the provisions of Article 5 above, as if they were "Tenant's Work."

6.2

Signs.   Tenant may erect, maintain and remove such signs as have been approved in writing by Landlord, which approval shall not be unreasonably withheld.  Landlord approves the standard Buffalo Wild Wings general 4.1 trade dress to exterior with associated façade, signage, and awnings, subject only to municipal approvals.  Tenant shall have the right to place signs and displays in the window areas which are customary with Buffalo Wild Wings and which are utilized at typical Buffalo Wild Wings locations in keeping with its approved sign package together with temporary hiring signs, six (6) weeks prior to opening.  Tenant, with the cooperation of Landlord, shall procure any necessary approvals from the appropriate governmental entity.  Tenant shall be entitled to the top panel of the shopping center’s pylon sign.

6.3

Additional Construction by Landlord.  Landlord reserves the right to make alterations, expansions or additions to the Project.  Notwithstanding the aforegoing, Landlord shall not alter the Common Area in a manner that would alter Tenant’s visibility, access, egress and ingress, position, reserved parking, number of required parking spaces, or use of the premises and/or outdoor patio seating area.  Landlord shall not use the side or rear walls of the premises or roof in a manner that diminishes the aesthetics of the premises or Tenant’s use of such premises.  The Site Plan that shall be provided to Tenant shall not be altered without Tenant’s permission.  Landlord shall not diminish the size of the building or add to the building after any contingencies for the effectiveness of the Lease have expired without Tenant’s consent.  In no event shall the obligations of Tenant or its pro-rata share be increased due to alterations that take place subsequent to the removal of the contingency clause in this Lease.

ARTICLE 7

Repairs

7.1

Repair and Maintenance of Premises.  Except as provided in Section 7.2 below and Section 4.2 above, Tenant shall, at its expense, keep and maintain the Premises, and each component of the Premises, in a good and clean operating condition.  Tenant's obligations shall include, but not necessarily be limited to, the replacement of broken glass and the cleaning, repair and maintenance (including all necessary replacements) of all doors, windows, and the interior portions of the Premises, and the heating, air conditioning, mechanical, electrical, plumbing and sprinkler systems serving the Premises, any building security system and all other interior non-structural components.  Tenant shall not be responsible for replacement and repair of exterior walls, floors, adjacent sidewalks, roofs, gutters, downspouts, and structural components – whether interior or exterior, except for repair of Tenant’s patio area.  Furthermore, all guarantees and warranties shall be made available by Landlord to Tenant, including any roofs or other warranties from contractors, materialmen, suppliers or equipment providers.  Provided Landlord has delivered the Premises in the condition required, and to the extent such repairs or replacements are not due to defect in original construction, Tenant shall maintain the Premises as provided herein.  Tenant shall not be obligated to make any repairs or replacements occasioned by the tortious acts or negligence of Landlord, its agents, employees, invitees, except to the extent that Tenant is reimbursed therefore under any policy of insurance carried by Landlord, and it shall not make repairs, replacements or additions unless required by law and which are the responsibility of Tenant under the Lease and not due to acts or neglect of Landlord.  Tenant shall not be responsible for repairs or replacements or additions to systems external to the Premises unless due to its acts, omissions or negligence, or those of its contractors or employees.

7.2

Structural Repairs.  Landlord shall, at its expense, keep the foundation, roof, exterior walls (excluding storefronts) and all load-bearing portions of the Project in good repair throughout the Term.  Landlord may not recover from Tenant the cost of repairs occasioned by the negligence of Tenant, its agents, employees, or licensees, if Landlord is reimbursed therefore under any policy of insurance, or if such are due in whole or in part to acts by Landlord, its servants, agents, employees or contractors.  Landlord shall be neither liable nor responsible for any loss that may accrue to Tenant or Tenant's business by reason of Landlord's actions in fulfilling its obligations under the Lease unless such is due in whole or in part to the acts, omissions, or negligence of Landlord or its contractors, servants or employees.  Landlord shall undertake any repairs that are its responsibilities upon ten (10) days prior written notice.  If there is a failure to make such repairs by Landlord and such are necessary in the reasonable judgment of Tenant, and after notice, Tenant may make such repairs and deduct the amount of such repairs from the sums due Landlord.  However, no notice shall be required by Tenant if there is an emergency.  Any work undertaken by Tenant shall be payable by Landlord within thirty (30) days of receipt of such bill, together with interest on such amount at the rate of ten (10%) percent per annum.

ARTICLE 8

Tenant's Covenants

8.1

Laws, Ordinances and General Conditions.

(a)

Tenant, at its expense, shall comply promptly with (i) applicable laws, ordinances, orders and regulations affecting its use or occupancy of the Premises, or any alterations it has made to the Project or the Premises.

(b)

Tenant shall pay as Additional Rent any increase in the cost of insurance on the Project as a result of any unauthorized use of the Premises by Tenant, but such payment shall not constitute in any manner a waiver by Landlord of its right to enforce all of the covenants and provisions of this Lease.  It is recognized that Tenant’s proposed operation and use of the Premises shall not increase the insurance cost on the Project.

ARTICLE 9

Landlord’s Covenants

9.1

Representations.  Landlord covenants that it will not lease space to a use that is in violation of the exclusive use of Tenant.  Landlord covenants, agrees, and warrants that it will not lease space to any use that is an adult bookstore, peep show, or x-rated movie.  Landlord covenants, represents, and warrants to Tenant, as an inducement to enter into this Lease, that Tenant’s use of the Leased Premises for a Buffalo Wild Wings restaurant with outdoor patio seating is not in violation or breach of the terms, covenants, conditions, of any restrictions, leases, easements, or restrictions, nor does Tenant’s use, approved Signage Package, placement on the pylon sign(s) and monument sign; or storefront design require permission or the approval from any other tenant.

9.2

It is expressly understood and agreed that Landlord shall use reasonable efforts to cause any work to be done by it in a manner that does not interfere with Tenant’s business and operation of Tenant’s business and shall be undertaken upon prior written notice, and at reasonable and agreed-upon times.  Furthermore, no work that is undertaken by Landlord shall interfere with Tenant’s signage or satellite dishes.  Nothing shall be done below the surface of the ground which interferes with Tenant’s use or enjoyment of the premises, or above the building or roof which shall have such effect.  Landlord shall be responsible to obtain permits for Landlord’s construction obligations and make the necessary changes and alterations to the building as are set forth herein and in Exhibit C, Landlord’s Work, in accordance with permitted plans submitted to and approved by the Township of Fort Gratiot.

9.3

Landlord represents and warrants to Tenant that there is sufficient parking for Tenant in conformity with the Ordinances of the Township.  Further, it is a condition of this Lease that Landlord obtain all parking variances necessary to assure Tenant’s business use under the Lease and to provide for four (4) reserved parking spaces for carry out in front of the Leased Premises.

9.4

Landlord hereby indemnifies, defends, and holds Tenant, its officers, directors, and employees harmless from and against any and all claims, demands, liabilities, costs, expenses, and damages, including attorney’s fees incurred by Tenant, arising from: (i) the negligence or willful misconduct of Landlord or its agents, employees, contractors, customers or invitees; or (ii) any material breach or default by Landlord of  this Lease; or (iii) the breach of Landlord’s covenants, representations, and warranties.  In the event any action or proceeding shall be brought against Tenant, its officers, directors, or employees by reason of any such claim, Landlord shall defend Tenant at Landlord’s sole cost and expense by counsel reasonably satisfactory to Tenant.  Landlord shall also indemnify, defend, and hold Tenant, its servants, agents, employees, officers, and directors harmless from any and all claims, demands, costs, expenses, damages, and all attorney fees incurred or that arise from any cause of action that accrued prior to the commencement of the Lease Term by any third parties or from acts or omissions of others, and from any and all claims arising from or attributable to any hazardous materials or conditions or release on the premises that exist prior to the date of commencement of this Lease; or occurs during the Lease Term which are not caused by Tenant, or which are caused by the negligence or intentional acts of Landlord, its servants, agents, employees, contractors, or invitees.

ARTICLE 10

Damage to Premises; Eminent Domain; Indemnity; Insurance

10.1

Destruction, Fire or Other Cause.

(a)

Subject to the provisions of Subsection 10.l(b) below, if the Premises shall be rendered untenable by fire or other casualty, Landlord shall restore the Premises (excluding Tenant’s trade fixtures and improvements) and make them tenable as soon as possible.  Rent shall abate during the period of untenability in proportion to the area of the Premises rendered untenable, and for ninety (90) days after its delivery to Tenant in a repaired condition by Landlord to allow Tenant to refixture the Premises.  All such restoration shall be completed within one hundred twenty (120) days of date of the casualty or Tenant shall be entitled to terminate this Lease in its sole discretion.  Landlord shall advise Tenant within thirty (30) days of any casualty whether Landlord can rebuild the Premises within such period of time.  Tenant shall have the right to extend such period of time for rebuilding by written notice to Landlord from time-to-time.  Landlord shall attempt to provide in existing and future financing documents that it has a right to rebuild for such purpose if there is an insurable casualty and to receive the insurance proceeds for such purposes.

(b)

If the Premises, or the building that the Premises are a part, shall be so damaged by fire or other casualty that demolition or substantial reconstruction (more than forty (40%) percent of their initial cost) is required during the last year of any Lease Term or Extended Lease Term, unless Tenant elects to extend the Lease Term by exercise of an Option Right, then Landlord may terminate this Lease by notifying the Tenant of such termination within thirty (30) days after the date of such damage.  Rent shall be prorated to the date of such a termination.  If Tenant extends the Lease Term, Landlord must rebuild as required herein.

(c)

Tenant shall immediately notify Landlord of the occurrence of a fire or other casualty at the Premises and shall, at its expense, restore or replace its personal property, fixtures and tenant improvements.  There shall be no abatement of Rent during any delay caused by the failure of Tenant to complete its restoration and repair work unless due to acts or omissions of Landlord.

10.2

Eminent Domain.  If all or any part of the Premises or any parking area or the entrances for egress or ingress shall be taken or condemned by any competent authority for any public use or purpose, the Term shall, at the sole option of Tenant, end as of the day prior to the date of any actual taking.  If the Premises may not reasonably be used for the purpose contemplated by the Lease following any taking, Tenant, in its discretion, may terminate this Lease.  Tenant shall be entitled to funds awarded it for moving expenses, business interruption, loss of its leasehold interest, exclusive of Landlord’s interest, and for all costs and expenses it is entitled to under law.  If not terminated by Tenant this Lease shall otherwise remain in full force and effect without apportionment to Tenant of any portion of the award or damages made solely to Landlord and Landlord shall make the necessary repairs and alterations to the extent of any award to be received by Landlord.  Notwithstanding the aforegoing, Tenant may apply for and seek its own separate award for a partial taking as provided herein and at law.  In the event of a termination pursuant to this Section 10.2, Rent shall be apportioned to the date of such taking.  Landlord shall attempt to provide in existing and future financing documents that it may receive condemnation proceeds with a right to rebuild as provided under this Lease.

10.3

Indemnification; Tenant's Property.

(a)

Tenant and Landlord shall defend and indemnify each other against, and hold each other harmless from, any and all liabilities, obligations, damages, penalties, claims, costs and expenses, including reasonable attorneys' fees, paid or incurred as a result of or in connection with this Lease, the negligence of the other, any subtenant, or any of their contractors, employees, customers, invitees, or licensees, and each shall indemnify, defend, and save harmless the other from such conditions.  If any action or proceeding is brought against Landlord or Tenant, as the case may be, by reason of any such claim, Tenant or Landlord, upon written notice from the other, will, at such parties’ expense, resist or defend such action or proceeding by counsel approved by the other in writing.

(b)

Tenant shall maintain an all risk policy of insurance for injury to persons and property and, in addition, all plate glass upon or appurtenant to the Premises, to the extent of their replacement cost, which policy of insurance shall contain a clause or endorsement under which the insurer waives, or permits the waiver by Tenant, of rights of subrogation against Landlord, and its agents, employees, customers, invitees, guests, or licensees, with respect to losses payable under such policy.  Landlord and Tenant shall provide waivers of subrogation for claims covered by any policies of insurance, notwithstanding that such damage may result from the negligence or fault of the other, or its agents, employees, customers, invitees, guests, or licensees.  Any deductible amount included in such policy shall be treated as though it were recoverable under the policy.

10.4

Insurance.  By this section, and by the applicable portions of Section 10.3 above, Landlord and Tenant intend that the risk of loss or damages as described shall be borne by responsible insurance carriers to the extent provided.

(a)

Landlord shall insure the Project against loss or damage under a policy or policies of casualty insurance.  Such policies shall include a waiver of subrogation clause or endorsement similar to that required of Tenant in Section 10.3(b) above.  Landlord shall maintain fire and extended coverage for the full replacement value of the Premises and Project which does not include Tenant’s furniture, fixtures and leasehold improvements unless such improvements are permanent and form part of the realty under this Lease.  Tenant shall be named as an additional insured on all liability policies of Landlord with respect to acts or omissions or occurrences within the Common Areas.  The insurance policies shall provide thirty (30) days prior written notice to Tenant of any change or alteration as well as cancellation.  Landlord’s insurance shall have, as a minimum single limit, liability of One Million Dollars per occurrence and coverages for completed operations, contractual liability, and indemnification, and name Tenant as an additional insured against all claims, demands, or actions for injury, death, property damage, or occasioned by acts or omissions of Landlord.  The same insurance requirements under Section 10.4(b) below for Tenant shall also be applicable and required of Landlord.  Both Landlord’s and Tenant’s insurance shall have waiver of subrogation in favor of the other.

(b)

Tenant shall maintain workers' compensation insurance covering all of their respective employees to at least the statutory limit set forth under Michigan law, and a policy of general public liability insurance in an amount at least equal to One Million Dollars ($1,000,000.00) single limit coverage for property damage, bodily injury or death.  Such policies of general public liability insurance shall name Landlord and Tenant as additional insureds. Tenant’s and Landlord’s policies shall provide by endorsement or otherwise that such insurance may not be canceled, terminated, amended, or modified for any reason whatsoever, except upon thirty (30) days' prior written notice to the other.  Prior to the time such workers' compensation and general public liability insurance is first required to be carried by Tenant and Landlord, and thereafter at least fifteen (15) days prior to the expiration of any such policy, Tenant and Landlord shall deliver to the other either duplicate originals of the aforesaid policies or a certificate evidencing such insurance coverage.  If a certificate is provided, it shall contain a statement substantially in the form of the immediately preceding sentence.

ARTICLE 11

Default and Remedies; Termination and Surrender

11.1

Landlord's Remedies.  If Tenant shall fail to make any payment of any Rent due hereunder within ten (10) days of its due date, or if Tenant shall fail to perform any of the other covenants or conditions which Tenant is required to observe and perform under this Lease for a period of thirty (30) days following written notice of such failure, or if the interest of Tenant in this Lease shall be levied upon under execution and not removed or stayed within thirty (30) days, or if any petition shall be filed by or against Tenant in a court of bankruptcy which is not removed within forty-five (45) days, or if Tenant shall be declared insolvent according to law, or make an assignment for the benefit of creditors or petition for or enter into an arrangement, or if Tenant shall abandon and vacate the Premises during the Term of this Lease, then Landlord may, but need not, treat the occurrence of any one or more of the foregoing events as a default under this Lease, and thereupon may, at its option, with notice and demand to Tenant as required by law, have the following-described remedies in addition to other rights and remedies provided at law or in equity; provided, however, if Tenant has expeditiously undertaken and is attempting to cure a non-monetary default and continuously proceeding to that goal, then the cure period shall be extended to sixty (60) days if it is capable of being cured within that period.

(a)

Terminate Tenant's right of possession and repossess the Premises in a district court summary proceeding action and without terminating this Lease, in which case Landlord shall use good faith efforts to relet all or any part of the Premises for such rent and upon reasonable business terms.  For the purposes of such reletting, Landlord shall list the Premises with a broker and may make such repairs or physical changes in or to the Premises as may be necessary.  During any period that Landlord is unable to relet the Premises, then Tenant shall pay to Landlord the amount due to be paid by Tenant as such rent becomes due under the Lease without acceleration as provided herein.  If the Premises are relet and a sufficient sum shall not be realized from the reletting, after payment of all costs and expenses of such repairs and the expense of such reletting and the collection of rent occurring therefrom, to satisfy the Rent herein provided to be paid during the remainder of the initial Term, Tenant shall satisfy and pay any such deficiency as and when such rent becomes due under the Lease.  Tenant agrees that Landlord may file suit to recover sums falling due under the terms of this paragraph from time to time and that any suit or recovery of any portion due Landlord hereunder shall be no defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.  Any election of Landlord upon an event of uncured default after written notice must be proceeded with all notices and appropriate requirements as provided by law.  All remedies of Landlord must comply with the requirements of the Summary Proceedings Act of the State of Michigan, and shall not include consent to self help.  Landlord shall have a duty to mitigate damages.  Landlord’s collection of rents, in the event of a reletting, shall be used to diminish any liability of Tenant.

11.2

Termination; Surrender of Possession.

(a)

Upon the expiration or termination of this Lease, whether by lapse of time, operation of law, or pursuant to the provisions of this Lease, Tenant shall:, within twenty (20) days of such event.

(i)

Deliver the Premises in the condition required under the Lease (other than as contemplated by Section 7.1 above), ordinary wear and tear excepted and damage covered by insurance, remove all of its personal property and trade fixtures from the Premises and the Project and repair any damage caused by such removal;

(ii)

Surrender possession of the Premises to Landlord; and

(iii)

Upon the request of Landlord, at Tenant's cost and expense, remove from the exterior and interior of the Premises and the Project all signs, symbols and trademarks which are connected with or associated specifically with Tenant's business and repair any damages to the Premises caused by the signs or their removal.

(b)

If Tenant shall fail or refuse to deliver the Premises as hereinabove provided, Landlord may do so and recover its costs from Tenant for so doing.  If Tenant shall fail or refuse to comply with Tenant's duty to remove all personal property and trade fixtures from the Premises within twenty (20) days from the expiration or termination of this Lease, the parties hereto agree and stipulate that Landlord may, at its election, treat such failure as Tenant has abandoned such property.  In such event, Landlord may keep or remove, store, discard, or otherwise dispose of all or any part of such property in any manner that Landlord shall choose without incurring liability to Tenant or to any other person or entity, subject to any Subordination Agreement entered into with Tenant’s lender.  Should Tenant or its lender with respect to the fixtures and equipment fail to remove such property within twenty (20) days after a termination or expiration of the Lease or as agreed upon, then Landlord shall be relieved of any further responsibility.

11.3

Holding Over.  If Tenant shall remain in possession of the Premises, or any part thereof, after the termination or expiration of this Lease, Tenant shall become a month-to-month Tenant whose estate may be terminated by thirty (30) days prior written notice.  Tenant shall, however, pay Landlord one and one-quarter (1¼) times the amount of Rent which would have been due for a like period of occupancy during the preceding month of the Lease Term hereof.  The provisions of this clause shall not operate as a waiver by Landlord of any right it may otherwise have.  However, Tenant’s right to remove its equipment and fixtures shall be governed as set forth above even if the Lease ceases.

11.4

Assignment and Subletting.  Tenant shall not, without the prior written consent of Landlord, assign this Lease; sublet the Premises or any part thereof; or permit the use of the premises by any party other than Tenant and its employees.  Notwithstanding the foregoing, Tenant may assign the Lease or sublet the Premises to a holding company or subsidiary company of the Tenant, a franchisee, the acquirer of a majority of the Tenant’s other locations or a lending institution in connection with a financing of Tenant’s business, without the prior consent of the Landlord, which shall not be unreasonably withheld, delayed or conditioned.  Such assignment or subletting shall not alter Tenant’s responsibility to Landlord under this Lease.  Further, Tenant shall have the right without such Consent to assign the Lease to Landlord’s Franchisor pursuant to Appendix C attached.  Landlord agrees to accept rent from the Tenant, its assignee or subtenant.

11.5

Bankruptcy.

(a)

If following the filing of a petition by or against Tenant in a bankruptcy court, Landlord shall not be permitted to terminate this Lease as hereinabove provided because of the provisions of Title 11 of the United States Code relating to Bankruptcy, as amended (the "Bankruptcy Code"), then Tenant (including Tenant as Debtor-in-Possession) or any trustee for Tenant agrees to promptly petition the bankruptcy court, to assume or reject this Lease in accordance with the Bankruptcy Act.

(b)

Tenant or any trustee for Tenant may only assume this Lease if (i) it cures or provides adequate assurance that the trustee will promptly cure any default hereunder, (ii) it compensates or provides adequate assurance that the Tenant will promptly compensate Landlord for any actual pecuniary loss to Landlord resulting from Tenant's default, and (iii) it provides adequate assurance of future performance under this Lease by Tenant.  In no event after the assumption of this Lease by Tenant, or any trustee for Tenant, shall any then-existing default remain uncured for a period in excess of thirty (30) days.  Adequate assurance of future performance of this Lease shall include, without limitation, adequate assurance: (i) of the source of Rent required to be paid by Tenant hereunder; and (ii) that assumption or permitted assignment of this Lease will not breach any provision hereunder.

In the event of any conflict, the Bankruptcy Act shall control.

11.6

Remedies Cumulative.

(a)

The failure of either party to enforce any covenant or condition of this Lease shall not be deemed a waiver thereof or of the right of either party to enforce each and every covenant and condition of this Lease.  No provision of this Lease shall be deemed to have been waived unless such waiver shall be in writing and signed by the person against whom the waiver is claimed.

(b)

All rights and remedies of Landlord under this Lease shall be cumulative, and none shall exclude any other rights or remedies allowed by law.

11.7

Expenses of Enforcement; Performance by Landlord.

(a)

The losing party shall pay all reasonable attorneys' fees and expenses incurred by the winning party in enforcing any provision of this Lease.

(b)

Twenty (20) days prior written notice shall be given to the defaulting party of any obligation requiring performance.  If the non-defaulting party incurs a cost by the failure to perform an obligation by the defaulting party, there shall be an obligation to repay it within twenty (20) days prior written notice to the non-defaulting party.  Either party may contest the necessity of any repairs or performance of obligations undertaken by the other, and the reasonableness of any costs or expenses incurred.  If either party shall fail to perform any of its obligations hereunder, the other party may, with the above prior notice, perform such obligations if such is not commenced and completed within the time provided.  If Landlord or Tenant incurs any costs in connection therewith, they shall be paid by the other defaulting party  upon twenty (20) days written demand with interest thereon from date of the payment at a rate equal to ten (10%) percent per annum, as set forth above.

(c)

This Lease shall be governed by and construed in accordance with the laws of the State of Michigan where the premises are situated.  Any litigation enforcing the terms and provisions of this Lease shall be litigated in St. Clair County, Michigan.

ARTICLE 12

Access to Premises

12.1

Access to Premises.  Landlord shall have the right, upon reasonable prior notice, to enter upon the Premises at all reasonable business hours for the purpose of inspecting them or making such repairs or alterations as it is obligated to make under the terms of this Lease or which Landlord may elect to perform, following Tenant's failure to do so.  Repairs shall be made, and alterations as are the requirement of Landlord, in such a manner that they do not unreasonably interfere with Tenant’s operation of the premises or its quiet enjoyment.  Repairs by either Landlord or Tenant on behalf of the other shall be made in a manner only upon prior notice and only if the other party fails to undertake such repairs that are its obligations upon notice as provided in Paragraph 9.3.

The Landlord shall have the right to enter the premises at reasonable hours on reasonable notice to show them to prospective purchasers and mortgagees, however, such shall be in a manner that does not interfere with the operation of the business and shall not include entry into the kitchen and other areas which could be a violation of health codes or would create a hazard in the operation of the business.

In no event may Landlord enter the premises without the consent of Tenant unless there is an absolute emergency.

Throughout the Term, Landlord shall have the right to enter the Premises at reasonable hours on reasonable notice for the purpose of showing them to prospective purchasers or mortgagees and, during the last six months of the Term, to prospective tenants.

If Tenant is not present to open and permit an entry into the Premises, Landlord or Landlord's agents may enter the same whenever such entry may be reasonably necessary in event of an emergency to protect life or property.  In no event shall the obligations of Tenant hereunder be affected by any such entry.

ARTICLE 13

Miscellaneous

13.1

Notices.

All notices, bills or statements required hereunder shall be in writing and shall be deemed to have been given if either delivered personally or mailed by certified or registered mail, return receipt requested, to the parties at their addresses as set forth below.  The addresses specified for notices herein may from time to time be changed by the written notice of one party to the other.

Landlord:

Port Builders, Inc.

Walter Sparling and Mary L. Sparling

4335 24th Avenue

Fort Gratiot, MI  48059

Copy to:

Tenant:

AMC PORT HURON, INC.

Attn: T. Michael Ansley

21751 W. Eleven Mile Rd., Suite 208

Southfield, MI  48076

Copy to:

Robert A. Jacobs, Esq.

Jackier Gould, P.C.

121 West Long Lake Road, Suite 200

Bloomfield Hills, MI  48304-2719

13.2

Effect of Submission.  The submission by Landlord of the within Lease for execution by Tenant shall confer no rights nor impose any obligations, including brokerage obligations, on any party unless both Landlord and Tenant shall have executed this Lease and duplicate originals thereof shall have been delivered to the respective parties.  If Tenant executes this Lease and submits it to Landlord, such submission shall constitute an offer to Lease, which shall be irrevocable for thirty (30) days.

13.3

Litigation.  Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other upon any matters whatsoever arising out of or in any way connected with this Lease, Tenant's use or occupancy of the Premises, or any claim or injury or damage or both.  It is further mutually agreed that if Landlord commences any summary proceeding for nonpayment of any Rent, Tenant will not interpose any counterclaim in any such proceeding (unless it is a compulsory counterclaim); provided, however, that the foregoing shall not constitute a waiver of Tenant's right to bring a separate action for any claim Tenant may have.

13.4

Governing Law; Invalidation.  This Lease shall be governed by and construed in accordance with the laws of the State of Michigan that are applied to leases made and to be performed in that state.  The invalidation of one or more terms of this Lease shall not affect the validity of the remaining terms.

13.5

Headings.  The headings contained herein are for convenience only and shall not be used to define, explain, modify or aid in the interpretation or construction of the contents hereof.

13.6

Amendment.  This Lease represents the entire agreement between the parties. No oral or written, prior or contemporaneous agreements shall have any force or effect, and this Lease may not be amended, altered or modified unless done so by means of a written instrument signed by both parties.

13.7

Subordination; Attornment; Estoppel Certificate.

(a)

This Lease shall, at the sole option of Landlord or its lenders, be subject and subordinate to the interest of the holders of any notes secured by mortgages on the Project or the Premises, now or in the future, and to all ground or underlying leases and to all renewals, modifications, consolidations, replacements and extensions thereof.  While the provisions of this section are self-executing, Tenant shall execute such documents as may be reasonably required by Landlord or any mortgagee to affirm or give notice of such subordination. In turn for such execution of documents, Tenant shall be entitled to receive a satisfactory non-disturbance agreement from each such lender whereby the lender agrees to recognize Tenant's rights under this Lease following foreclosure or event of a deed in lieu of foreclosure, so long as Tenant is not in default hereunder.  Notwithstanding the foregoing, and pursuant to 2.2(e), the effectiveness of this Lease is conditioned upon Landlord’s Lender entering into a Subordination and Non-Disturbance Agreement with Tenant.  Furthermore, it is recognized that Tenant shall finance its equipment and fixtures, including bars, ovens, refrigerators, walk-in coolers, range hoods, entertainment equipment including video and acoustical equipment, and that such do not form part of the leasehold premises and are fixtures of Tenant, and are subject to the security interest by Tenant’s lender and shall not be subordinated to Landlord and any Mortgages of Landlord.

(b)

At the request of Landlord, Tenant shall within ten (10) days deliver to Landlord, or anyone designated by Landlord, a certificate stating and certifying as of its date (i) the date to which Rent and other charges under this Lease have been paid; (ii) whether or not there are then existing any setoffs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof on the part of Tenant to be performed or complied with (and, if so, specifying the same); (iii) if such be true, that this Lease is unmodified and in full force and effect and that Landlord is not in default under any provision of this Lease (or if modified, setting forth all modifications, and if Landlord is in default, setting forth the exact nature of such default); and (iv) such other information as Landlord may reasonably request in connection with the Landlord-Tenant relationship established by this Lease.  Landlord agrees to deliver the same required statement to Tenant and anyone designated by Tenant within the same time and manner.  Further, Tenant will agree to attorn to any lender or subsequent purchaser of Landlord provided that such recognizes Tenant’s quiet enjoyment and rights under the Lease, and cures any prior existing defaults of Landlord.  The Tenant shall have a right of offset and to assert any counterclaims, which shall continue until cured by the successor’s purchaser, or Lender and Tenant may exercise those rights contained within the Lease.  Any amendment to the Lease shall be binding upon any subsequent purchaser or lender.  Any notice and cure provisions of a lender must correspond to Landlord’s and not require any additional time period thereafter.  The Subordination and Attornment Agreement shall comply with the reasonable requirements of Tenant’s lender.

13.8

Light or Air Rights.  No rights to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant under this Lease.

13.9

Successors and Assigns.  The covenants, conditions, and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except to the extent prohibited by Section 10.4 above, their respective successors and assigns.

13.10

Covenants and Conditions.  All covenants and conditions contained in this Lease are independent of one another.  All of the covenants of Tenant contained herein shall, at the option of Landlord, be construed as both covenants and conditions.

13.11

Sale or Transfer of Project or Premises.  Upon any sale or transfer, including any transfer by operation of law, of the Project or the Premises, Landlord shall be relieved of all subsequent obligations and liabilities under this Lease but not prior liabilities or obligations.

13.12

Accord and Satisfaction.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed in accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or to pursue any other remedy in this Lease as provided.

13.13

Brokers.  Landlord and Tenant hereby acknowledge the following disclosure has been made: Landlord is represented by Sparling Realty, Inc., and Tenant is represented by Howard Schwartz Commercial Real Estate, LLC.  Tenant’s Broker is not the sub-agent of Landlord’s Broker.  Landlord shall pay the entire commission as follows:

A.

Howard Schwartz Commercial Real Estate, LLC: Five (5%) percent of the first five (5) years payable upon removal of the Tenant contingencies, and three and one-half (3½%) percent of the second five (5)  years.

B.

Sparling Realty, Inc.:

One (1%) percent of the first ten (10) years.

13.14

Liability Joint and Several.  If Tenant is more than one person, each of their obligations under this Lease shall be joint and several.

13.15

Recording.  Tenant shall not record this Lease, but may record a Memorandum of this Lease.

13.16

Right of First Refusal.  In the event that Landlord receives a bona fide offer to purchase from any third party, excluding entities (partnerships, LLC, etc.) predominately and majority owned and controlled by Sparling members, during the Lease Term or Extended Lease Term, Landlord shall provide written notice to Tenant.  Tenant shall have thirty (30) days upon receipt of such bona fide offer to purchase to accept or reject such offer on the same terms and conditions as had been offered by the third party to Landlord.  If Tenant fails to accept such bona fide offer, and Landlord does not close and convey title on such transaction in accordance with the offer presented to Tenant, then such right of first refusal shall again be operative and require Landlord to deliver a copy of any new or subsequent bona fide offers with all documents provided to Tenant as previously set forth.  The same process shall apply throughout the Lease Term and any Extended Lease Term.

IN WITNESS WHEREOF, this Lease has been executed as of the day and year first above written.

(Signatures follow on next page)

WITNESSES:

LANDLORD:

PORT BUILDERS, INC., a Michigan corporation

By:

Its:

WALTER SPARLING

MARY L. SPARLING

TENANT:

AMC PORT HURON, INC/, a Michigan

corporation

By:

        T. Michael Ansley

Its:   President

Exhibit A:

Legal Description

Exhibit B:

Site Plan

Exhibit C:

Plans and Specifications for Landlord’s Work and Additional Landlord’s Work

Exhibit D:

Tenant’s Work

Exhibit E:

Guaranty of Lease

Appendix C to the Franchise Agreement – Addendum to Lease